UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-4928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to consent solicitation of Duke Energy Corporation (the "Company"), which commenced on March 9, 2006 (the "Consent Solicitation"), to seek the consent of holders of the Company's (i) 3.75% First and Refunding Mortgage Bonds Series A due 2008 and 3.75% First and Refunding Mortgage Bonds Series B due 2008; (ii) 4½% First and Refunding Mortgage Bonds due 2010; (iii) 5.30% First and Refunding Mortgage Bonds due 2015; (iv) First and Refunding Mortgage Bonds, York County Pollution Control Facilities Revenue Refunding Series due 2014; (v) First and Refunding Mortgage Bonds, Medium-Term Notes Series due 2017; and (vi) 8.95% First and Refunding Mortgage Bonds, City of Greensboro due 2027 (collectively, the “Mortgage Bonds”), and upon receipt of the consent of holders of at least 66 2/3% of the outstanding Mortgage Bonds (the "Requisite Consents"), the Company entered into a supplemental indenture, dated as of March 20, 2006, by and between the Company and JPMorgan Chase Bank, N.A. (as successor to Guaranty Trust Company of New York), as trustee (the "Supplemental Indenture") to the First and Refunding Mortgage, dated December 1, 1927, as amended (the "Mortgage Indenture"). The Supplemental Indenture amends certain covenants and related definitions in the Mortgage Indenture to clarify the Company's ability to convert to a limited liability company, or another form of organization that provides for limited liability on behalf of its equity holders.

ITEM 8.01. OTHER EVENTS.

On March 17, 2006, the Company issued a press release announcing that it had received the Requisite Consents necessary to amend the Mortgage Indenture under which the Mortgage Bonds were issued. The consents were obtained pursuant to the Company's Consent Solicitation. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Consent Solicitation and upon receipt of the Requisite Consents, the Company entered into the Supplemental Indenture. See Section 3.03 of this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1	Press Release, dated March 17, 2006, issued by Duke Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: March 21, 2006	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated March 17, 2006, issued by Duke Energy Corporation.

2